Exhibit 4.02

SOUTHWEST GAS CORPORATION

$125,000,000

6.10% Senior Notes due 2041

AMENDMENT NO. 2

to

NOTE PURCHASE AGREEMENT

Dated September 30, 2016

ATTACHMENT A	—	Amended Schedule 5.4 to Note Purchase Agreement – Subsidiaries of the Company, Ownership of Subsidiary Stock and Similar Equity Interests, and Directors and Senior Officers

ATTACHMENT B	—	Amended Schedule 5.15 to Note Purchase Agreement – Existing Indebtedness

ATTACHMENT C	—	Schedule 9.5 to Note Purchase Agreement – Reorganization Transaction Steps – Selected Entities

-i-

AMENDMENT NO. 2

to

NOTE PURCHASE AGREEMENT

This Amendment No. 2, dated September 30, 2016 (this “Amendment No. 2”), to the Note Purchase Agreement (as defined below), is by and among SOUTHWEST GAS CORPORATION, a California corporation (the “Company”), and the holders of the Notes (as defined below) (the “Noteholders”).

RECITALS:

A. The Company and each of the Noteholders have heretofore entered into that certain Note Purchase Agreement, dated November 18, 2010, as amended by that certain Amendment No. 1, dated as of March 28, 2014 (as so amended, the “Note Purchase Agreement”), providing for the Company to issue $125,000,000 aggregate principal amount of its 6.10% Senior Notes due 2041 (the “Notes”). The Company has heretofore issued to the Noteholders $125,000,000 aggregate principal amount of the Notes.

B. The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

D. All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment No. 2 a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment No. 2 set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENTS.

1.1 Section 5.15(a) of the Note Purchase Agreement shall be and is hereby amended by replacing “September 30, 2010” with “June 30, 2016”, so that such section, as so amended, shall read in its entirety as follows:

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 2016 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

1.2 Section 9.5 of the Note Purchase Agreement shall be and is hereby amended by (i) adding “or organizational” between “corporate” and “existence” in three places and (ii) adding at the end of the first sentence thereof the phrase “, provided that to complete the Reorganization, the Company may convert from a California corporation to a California limited liability company and then back to a California corporation”, so that such section, as so amended, shall read in its entirety as follows:

Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate or organizational existence, provided that to complete the Reorganization, the Company may convert from a California corporation to a California limited liability company and then back to a California corporation. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate or organizational existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate or organizational existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

1.3 Section 10.4 of the Note Purchase Agreement shall be and is hereby amended by (i) adding “(i)” between the words “except” and “pursuant” and (ii) adding at the end thereof the phrase “or (ii) as described in the definition of “Reorganization””, so that so that such section, as so amended, shall read in its entirety as follows:

Section 10.4. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (i) pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate or (ii) as described in the definition of “Reorganization”.

1.4 The definition of “Change in Control” in Schedule B of the Note Purchase Agreement shall be and is hereby amended to read in its entirety as follows:

“Change in Control” means the occurrence of any of the following conditions: (a) from and after the completion of the Reorganization, the Holding Company shall fail to own all of the issued and outstanding capital stock of the Intermediate Holding Company, (b) from and after the completion of the Reorganization, the Intermediate Holding Company shall fail to own all of the issued and outstanding capital stock of the Company, (c) (i) prior to the completion of the Reorganization, any Person or group of associated Persons acting in concert shall have acquired an aggregate of more than 50% of the outstanding shares of voting stock of the Company (other than any transactions necessary for completion of the Reorganization), and (ii) from and after the completion of the Reorganization, any Person or group of associated Persons acting in concert shall have acquired an aggregate of more than 50% of the outstanding shares of voting stock of the Holding Company, or (d) individuals who constitute the board of directors of the Company on the Amendment No. 2 Effective Date or the Holding Company or the Intermediate Holding Company on the date of the completion of the Reorganization (each, an “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Amendment No. 2 Effective Date, in the case of the Company, or the date of the completion of the Reorganization, in the case of the Holding Company and the Intermediate Holding Company, whose election, or nomination for election by the Company’s, the Holding Company’s or the Intermediate Holding Company’s shareholders, as the case may be, was approved by a vote of a majority of the directors comprising the applicable Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company, the Holding Company or the Intermediate Holding Company, as the case may be, in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of such Incumbent Board.

1.5 The Note Purchase Agreement shall be and is hereby amended by adding the following new definitions in alphabetical order to Schedule B to the Note Purchase Agreement:

“Amendment No. 2 Effective Date” means September 30, 2016.

“Holding Company” means Holdco (as defined in the definition of “Reorganization”).

“Intermediate Holding Company” means Intermediate Holdco (as defined in the definition of “Reorganization”).

“Reorganization” has the meaning assigned to such term in the Form 8-K filed by the Company with the SEC on October 13, 2015. To effect the Reorganization, the Company will form a new direct, wholly owned subsidiary (“Holdco”), which in turn will form a new direct, wholly owned subsidiary (“Merger Sub”). Both Holdco and Merger Sub will be California corporations. The Reorganization would be effected (i) through the merger of the Company and Merger Sub whereby the Company would be the surviving corporation (the “Surviving Company”) and a subsidiary of Holdco, (ii) the Surviving Company converting from a California corporation into a California limited liability company to be called SWG LLC, (iii) SWG LLC distributing to Holdco all issued and outstanding capital stock of its subsidiary, Carson Water Company, (iv) Holdco contributing all of the membership interests of SWG LLC to its subsidiary, an intermediate holding company, a California corporation (“Intermediate Holdco”), and (v) SWG LLC converting from a California limited liability company back into a California corporation to be called Southwest Gas Corporation, all as further described and depicted in Schedule 9.5.

1.6 Schedule 5.4 to the Note Purchase Agreement shall be and is hereby amended to read in its entirety as set forth in Attachment A to this Amendment No. 2.

1.7 Schedule 5.15 to the Note Purchase Agreement shall be and is hereby amended to read in its entirety as set forth in Attachment B to this Amendment No. 2.

1.8 The Note Purchase Agreement shall be and is hereby amended by adding a new Schedule 9.5 in the form attached to this Amendment No. 2 as Attachment C.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

2.1 To induce the Noteholders to execute and deliver this Amendment No. 2 (which representations shall survive the execution and delivery of this Amendment No. 2), the Company represents and warrants to the Noteholders that:

(a) This Amendment No. 2 has been duly authorized by all necessary corporate action on the part of the Company, and this Amendment No. 2 constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Note Purchase Agreement, as amended by this Amendment No. 2, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery and performance by the Company of this Amendment No. 2 will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

(d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Amendment No. 2.

(e) As of the date hereof and after giving effect to this Amendment No. 2, no Default or Event of Default has occurred which is continuing.

(f) All the representations and warranties made by the Company in the Note Purchase Agreement (assuming the effectiveness of this Amendment No. 2) are true and correct in all material respects, except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, with the same force and effect as if made by the Company on and as of the date hereof, except to the extent that any such representations and warranties expressly relate by their terms to a prior date, in which case, such representations and warranties shall be true and correct in all material respects as of such prior date.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT NO. 2.

3.1 This Amendment No. 2 shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a) Executed counterparts of this Amendment No. 2, duly executed by the Company and the Noteholders, shall have been delivered to the Noteholders.

(b) The representations and warranties of the Company set forth in Section 2.1 hereof are true and correct in all material respects.

(c) The Noteholders shall have received such other documents, instruments, and/or agreements as they shall have reasonably requested.

(d) The Company shall have paid the reasonable fees and expenses of Day Pitney LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Amendment No. 2.

SECTION 4. MISCELLANEOUS.

4.1 This Amendment No. 2 shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Amendment No. 2, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

4.2 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment No. 2 may refer to the Note Purchase Agreement without making specific reference to this Amendment No. 2 but nevertheless all such references shall include this Amendment No. 2 unless the context otherwise requires.

4.3 The descriptive headings of the various Sections or parts of this Amendment No. 2 are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

4.4 This Amendment No. 2 shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

4.5 This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page of this Amendment No. 2 by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first written above.

SOUTHWEST GAS CORPORATION

By:	/s/ Kenneth J. Kenny
Name:	Kenneth J. Kenny
Title:	Vice President/Finance/Treasurer

Signature Page to Amendment No. 2 to

Note Purchase Agreement

ACCEPTED AND AGREED TO:

METROPOLITAN LIFE INSURANCE COMPANY as Noteholder

METLIFE INSURANCE COMPANY USA (formerly known as MetLife Insurance Company of Connecticut) as Noteholder
By:	Metropolitan Life Insurance Company, its Investment Manager

By:	/s/ John Wills
	Name:	John Wills
	Title:	Managing Director

ACCEPTED AND AGREED TO:

UNION FIDELITY LIFE INSURANCE COMPANY as Noteholder
By:	MetLife Investment Advisors Company LLC, its Investment Manager

By:	/s/ John Wills
	Name:	John Wills
	Title:	Managing Director

Signature Page to Amendment No. 2 to

Note Purchase Agreement

ACCEPTED AND AGREED TO:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) as Noteholder

By:	/s/ Recep C. Kendircioglu
	Name:	Recep C. Kendircioglu
	Title:	Senior Managing Director

ACCEPTED AND AGREED TO:

JOHN HANCOCK LIFE & HEALTH INSURANCE COMPANY as Noteholder

By:	/s/ Recep C. Kendircioglu
	Name:	Recep C. Kendircioglu
	Title:	Senior Managing Director

Signature Page to Amendment No. 2 to

Note Purchase Agreement

ATTACHMENT A

to AMENDMENT NO. 2

SCHEDULE 5.4

SUBSIDIARIES OF THE COMPANY, OWNERSHIP OF SUBSIDIARY STOCK

AND SIMILAR EQUITY INTERESTS, AND DIRECTORS AND SENIOR OFFICERS

(i) SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Equity Ownership (100% unless otherwise indicated)
Paiute Pipeline Company	Nevada	Southwest Gas Corporation - Common Stock
NPL Construction Co.	Nevada	Vistus Construction Group, Inc. - Common Stock
Southwest Administrators, Inc.	Nevada	NPL Construction Co. - Common Stock
IntelliChoice Energy LLC	Delaware	NPL Construction Co. - Membership Interest (65%)
IntelliChoice Energy of California LLC	Delaware	IntelliChoice Energy LLC - Membership Interest
Southwest Gas Transmission Company	Arizona	Limited Partnership between Southwest Gas Corporation (99% - Limited Partner) and Utility Financial Corp. (1% - General Partner)
Southwest Gas Capital III	Delaware	Southwest Gas Corporation (Depositor) - No outstanding Trust Securities
Southwest Gas Capital IV	Delaware	Southwest Gas Corporation (Depositor) - No outstanding Trust Securities
Utility Financial Corp.	Nevada	Southwest Gas Corporation - Common Stock
The Southwest Companies	Nevada	Southwest Gas Corporation - Common Stock
Carson Water Company	Nevada	Southwest Gas Corporation - Common Stock
Centuri Construction Group, Inc.	Nevada	Carson Water Company - Common Stock (96.6%)
Vistus Construction Group, Inc.	Nevada	Centuri Construction Group, Inc. - Common Stock
Brigadier Pipelines, Inc.	Nevada	Vistus Construction Group, Inc. - Common Stock
Canyon Pipeline Construction, Inc.	Nevada	Vistus Construction Group, Inc. - Common stock
Lynxus Construction Group Inc.	Ontario, Canada	Centuri Construction Group, Inc. - Common Stock
NPL Canada LTD.	Ontario, Canada	Lynxus Construction Group Inc. - Common Stock
2018429 Ontario LTD.	Ontario, Canada	Lynxus Construction Group Inc. - Common Stock
W.S. Nicholls Construction Inc.	Ontario, Canada	Ontario LTD. - Common Stock
W.S. Nicholls Industries Inc.	Ontario, Canada	Ontario LTD. - Common Stock

(ii) AFFILIATES (other than Subsidiaries)

None

-Schedule 5.4-1-

(iii) BOARD OF DIRECTORS OF SOUTHWEST GAS CORPORATION

Robert L. Boughner

José A. Cárdenas

Thomas E. Chestnut

Stephen C. Comer

LeRoy C. Hanneman, Jr.

John P. Hester

Anne L. Mariucci

Michael J. Melarkey

A. Randall Thoman

Thomas A. Thomas

Terrence L. “Terry” Wright

(iv) OFFICERS OF SOUTHWEST GAS CORPORATION

President and Chief Executive Officer	John P. Hester
Senior Vice President/Chief Financial Officer	Roy R. Centrella
Senior Vice President/Operations	Eric DeBonis
Senior Vice President/General Counsel and Corporate Secretary	Karen S. Haller
Senior Vice President/Staff Operations and Technology	Anita M. Romero
Vice President/Human Resources	Sharon W. Braddy-McKoy
Vice President/Regulation and Public Affairs	Justin L. Brown
Vice President/Energy Solutions	Joe L. Esparza, Jr.
Vice President/Central Arizona Division	Luis F. Frisby
Vice President/Gas Resources	Randall P. Gabe
Vice President/Northern Nevada Division	Bradford T. Harris
Vice President/Finance/Treasurer	Kenneth J. Kenny
Vice President/Controller/Chief Accounting Officer	Gregory J. Peterson
Vice President/Engineering	Jerome T. Schmitz
Vice President/Southern Nevada Division	Christopher W. Sohus
Vice President/Risk Management and Compliance Officer	Frank J. Stanbrough
Vice President/Southern Arizona Division	Julie M. Williams

(v) SUBSIDIARIES OF THE COMPANY SUBJECT TO LEGAL, REGULATORY, CONTRACTUAL OR OTHER RESTRICTIONS ON PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

Centuri Construction Group, Inc. (“Centuri”) – Centuri and its subsidiaries are not subject to any direct restrictions on their ability to pay dividends out of profits or make any other similar distributions of profits to the Company; however, certain financial covenants contained in Centuri’s Credit Agreement, dated October 1, 2014, could have the effect of limiting Centuri’s ability to pay dividends out of profits or make any other similar distributions of profits to the Company. Further, because 3.4% of Centuri’s equity interests are held by third parties, 3.4% of any dividend or distribution declared by Centuri would be payable to such third parties.

-Schedule 5.4-2-

ATTACHMENT B

to AMENDMENT NO. 2

SCHEDULE 5.15

EXISTING INDEBTEDNESS

AS OF JUNE 30, 2016

$ USD

Debentures (1)	Obligor	Obligee	Principal Outstanding	Guaranty and Security
Notes, 4.45%, due 2020	Southwest	Cede & Co.	$125,000,000	None
Notes, 6.10%, due 2041	Southwest	Cede & Co.	125,000,000	None
Notes, 3.875%, due 2022	Southwest	Cede & Co.	250,000,000	None
Notes, 4.875%, due 2043	Southwest	Cede & Co.	250,000,000	None
8.0% Series, due 2026	Southwest	Cede & Co.	75,000,000	None
Medium-term notes, 7.59% series, due 2017	Southwest	Cede & Co.	25,000,000	None
Medium-term notes, 7.78% series, due 2022	Southwest	Cede & Co.	25,000,000	None
Medium-term notes, 7.92% series, due 2027	Southwest	Cede & Co.	25,000,000	None
Medium-term notes, 6.76% series, due 2027	Southwest	Cede & Co.	7,500,000	None
Unamortized discount and debt issuance costs			(5,894,000)

Total Debentures			$901,606,000

Revolving credit facility, due 2021 (2)	Southwest	BNY Mellon	$2,500,000	None
Commercial paper (3)	Southwest	N/A	$—	None

Industrial Development Revenue Bonds:
Variable-rate bonds:
1993 Series A, due 2028	Southwest	Cede & Co.	$50,000,000	None
2003 Series A, due 2038	Southwest	Cede & Co.	50,000,000	None
2008 Series A, due 2038	Southwest	Cede & Co.	50,000,000	None
2009 Series A, due 2039	Southwest	Cede & Co.	50,000,000	None
Fixed-rate bonds:
2005 Series A, 4.875%, due 2035 (4)	Southwest	Cede & Co.	$100,000,000	None
2006 Series A, 4.758%, due 2036 (5)	Southwest	Cede & Co.	24,855,000	None
Unamortized discount and debt issuance costs			$(3,584,000)

Total Industrial Development Revenue Bonds:			$321,271,000

Centuri Construction Group Inc. (wholly-owned subsidiary) Debt:
Term loan facility (6)	Centuri Construction Group, Inc., NPL Construction Co.	Wells Fargo Bank (6 banks in lending group, Wells Fargo is admin bank)	$115,769,000	Secured (7)

-Schedule 5.15-1-

Debentures (1)	Obligor	Obligee	Principal Outstanding	Guaranty and Security
Secured revolving credit facility (6)	Centuri Construction Group, Inc., NPL Construction Co.	Wells Fargo Bank (6 banks in lending group, Wells Fargo is admin bank)	$76,645,000	Secured (7)
Term loan	NPL Construction Co.	Wells Fargo Bank	3,935,000	Secured (8)
Term loan	NPL Construction Co.	Bank of America	7,866,000	Secured (8)
Term loan	NPL Construction Co.	Bank of America	8,105,000	Secured (8)
Term loan	NPL Construction Co.	UMB	5,783,000	Secured (9)
Term loan	NPL Canada Ltd.	Bank of America	4,490,000	Secured (8)
Term loan	2018429 Ontario Ltd.	Scotia Bank	7,000	Secured (8)
Unamortized debt issuance costs			$(604,000)

Total Centuri Debt			251,996,000

Total Long-Term Debt (includes current maturities)			1,477,373,000

(1)	The company issued a $300 million, 3.8% Senior Note due 2046 on 9/26/2016.
(2)	$300 million revolving credit facility that expires in March of 2021, of which $150 million has been designated as long-term debt and $150 million for working capital purposes. There were no amounts outstanding under the facility as of 9/30/2016.
(3)	$50 million uncommitted F-2 commercial paper program, supported by the revolving credit facility.
(4)	Bond was called in-full on 7/28/2016.
(5)	Bond was called in-full on 9/2/2016.
(6)	Centuri has a $300 million secured revolving credit and term loan facility that is scheduled to expire October 2019. The term loan facility portion had an initial limit of approximately $150 million, which was reached in 2014 and is in the process of being repaid. No further borrowing is permitted under this portion of the facility. The secured revolving credit facility portion also has a limit of $150 million; amounts borrowed and repaid under this portion of the facility are available to be re-borrowed.
(7)	All assets of the borrower(s) excluding assets pledged to secure other debt. Lynxus Construction Group Inc. and Vistus Construction Group, Inc. are guarantors/co-borrowers.
(8)	Company equipment pledged as collateral.
(9)	Pledged collateral is the Glen Harbor building in Glendale, AZ.

-Schedule 5.15-2-

ATTACHMENT C

to AMENDMENT NO. 2

[ATTACHED]